Exhibit 99.2, 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The acquisition by IA Global, Inc. (the “Company”) of Global Hotline, Inc., a privately held Japanese company, closed June 15, 2005. The transaction was structured as a share exchange in which the Company issued 15,000,000 shares of its common stock in exchange for 100% of Global Hotline’s equity. The common stock of the Company had a value of $.207 per share, which was the average close price during the twenty days prior to the signing of the April 20, 2005 Share Exchange Agreement, or an aggregate value of $3,097,500.

Global Hotline was established September 7, 2004 as a call center operator and reseller of telephone and broadband lines in Japan. The Japanese telecommunications market is experiencing significant growth in alternative carriers due to recent regulatory changes that now permit individuals and companies to choose their telephone service provider. The company operates two call centers with 370 seats and utilizes two agents with an additional 300 seats to support the business.

Global Hotline has two contracts with a significant Japanese telecommunications company. The first contract covers the period October 1, 2004 thru September 30, 2005 and requires Global Hotline to sell subscriber lines based on agreed monthly targets. Global Hotline expects to be paid 841,000,000 Yen or $7,600,000 under this contract. The second contract covers the period March 16, 2005 through March 31, 2006 and requires Global Hotline to sell subscriber lines based on agreed monthly targets. Global Hotline expects to be paid 2,925,000,000 Yen or $26,400,000, under this contract. If the targets are not achieved on a quarterly basis, then Global Hotline will be required to refund a portion of the revenue to the customer. The contracts may be cancelled if Global Hotline commits a material breach as defined in the contracts. Absent a material breach by Global Hotline, the contracts may be extended.

Under the first contract, Global Hotline is liable to the significant Japanese telecommunications company for shortfalls to sell the contracted amounts of subscriber lines. In order to protect against these penalties, Global Hotline entered into a contract with 3S Networks on November 1, 2004 to outsource the call center operation. The agreement with 3S Networks has a one year term and defines a contracted amount of lines that must be sold by 3S Networks. In the event that 3S Networks did not achieve contracted target sales quotas, the contract provides for penalties to be paid by 3S Network to Global Hotline. As of March 31, 2005, Global Hotline did not achieve the required target of lines to be sold under the first contract, and accordingly has accrued approximately 92,000,000 Yen in penalties. Concurrently, Global Hotline’s agent 3S Networks did not achieve their required sales quota, and accordingly Global Hotline recorded approximately 120,000,000 Yen in penalties due from 3S Networks. Total penalty revenue exceeds penalty expense by approximately 28,000,000 Yen, as of, and for the period from September 7, 2004 (inception) through March 31, 2005. Due to the uncertainty in the ultimate receipt of the net penalty revenue, and until such time as real measurement of the completed first contract can be made, Global Hotline has reserved the full amount of this net penalty revenue.

The unaudited pro forma condensed balance sheet combines the Company and Global Hotline balance sheets as of December 31, 2004 and March 31, 2005, respectively, gives pro forma effect to the above transaction as if it had occurred on March 31, 2005. The pro forma statement of operations combines the Company and Global Hotline operations for the year ended December 31, 2004 and the period from inception to March 31, 2005, respectively, and the pro forma statement of operations for the six months ended June 30, 2005 assume that the acquisition of Global Hotline took place on January 1, 2004 and 2005, respectively.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Global Hotline by the Company occurred as of June 15, 2005 or during the period presented nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements and the related notes thereto for the Company and Global Hotline included in this Form 8-K/A and Form 10K for the year ended December 31, 2004 filed with Securities Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

EXHIBIT 99.2

IA GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF

Exchange Rate		107.55	c	107.5500	c
	Historical
	IA Global, Inc.	Historical
	& Subsidiaries	Global Hotline, Inc.
	Audited	Audited		Pro Forma		Pro Forma
	12/31/2004	3/31/05 ©		Adjustments		Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,847,813	$368,647		$-		$4,216,460
Accounts receivable, net of allowance for doubtful accounts	6,431,663	1,635,076		-		8,066,739
Notes receivable - trade	641,305	-		-		641,305
Inventories	164,046	-		-		164,046
Prepaid expenses	771,036	-		-		771,036
Consumption and deferred tax receivable	161,769	25,444		-		187,213
Notes receivable	150,000	298,114		-		448,114
Other current assets	136,102	111,364		-		247,466
Assets held for sale	773,582	-		-		773,582
Total current assets	13,077,316	2,438,645		-		15,515,961

EQUIPMENT, NET	273,245	440,438		-		713,683

OTHER ASSETS
Intangible assets, net	1,271,935	-		3,361,792	a, d	4,633,727
Deferred tax asset	390,079	-		-		390,079
Other assets	200,641	464,080		-		664,721

	$15,213,216	$3,343,163		$3,361,792		$21,918,171

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable - trade	$6,446,656	$896,031	$-		$7,342,687
Notes payable - trade	1,474,582	-	-		1,474,582
Accrued liabilities	529,198	848,076	-		1,377,274
Consumption taxes payable	260,648	150,027	-		410,675
Income taxes payable - foreign	235,047	-	-		235,047
Current portion of long term debt- affiliated party	484,966	604,370	-		1,089,336
Deferred revenue	-	1,860,810	-		1,860,810
Total current liabilities	9,431,097	4,359,314	-		13,790,411

LONG TERM LIABILITIES:
Long term debt-affiliated party	242,463	-	-		242,463
Retirement benefits	39,932	-	-		39,932
	282,395	-	-		282,395

MINORITY INTERESTS	1,365,570	-	-		1,365,570

STOCKHOLDER’S EQUITY (DEFICIENCY):
Series B Preferred stock, $.01 par value	12	-	-		12
Common stock, $.01 par value	824,001	278,940	(128,940)	a,b	974,001
Paid in capital	28,785,839	-	2,947,500	a,b	31,733,339
Accumulated deficit	(25,590,820)	(1,317,577)	543,232	b	(26,365,165)
Treasury stock	(50,000)	-	-		(50,000)
Other comprehensive income	165,122	22,486	-		187,608
Total stockholder’s equity (deficiency)	4,134,154	(1,016,151)	3,361,792		6,479,795

	$15,213,216	$3,343,163	$3,361,792		$21,918,171

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.
The June 30, 2005 balance sheet is consolidated with Global Hotline, Inc. and is included in the Form 8-K filed on September 2, 2005.

IA GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED

Exchange Rate		105.71456	c	105.71456	c
	Historical
	IA Global, Inc.	Historical
	& Subsidiaries	Global Hotline, Inc.
	Audited	Audited		Pro Forma		Pro Forma
	12/31/2004	3/31/2005 ©		Adjustments		Combined
REVENUE	$31,550,394	$3,539,280		$-		$35,089,674

COST OF SALES	26,446,109	1,265,863		-		27,711,972

GROSS PROFIT	5,104,285	2,273,417		-		7,377,702

EXPENSES:
Selling, general and administrative	5,765,890	3,527,166		774,345	d	10,067,401
Total expenses	5,765,890	3,527,166		774,345		10,067,401

OPERATING LOSS	(661,605)	(1,253,749)		(774,345)		(2,689,699)

OTHER INCOME (EXPENSE):
Interest income	12,053	1,061		-		13,114
Interest expense	(60,191)	(9,139)		-		(69,330)
Other income	257,594	806		-		258,400
Foreign currency translation adjustment	24,680	-		-		24,680
Gain on sale of equity investment in QuikCAT
Australia Pty Ltd	40,240	-		-		40,240
Loss on equity investment in QuikCAT		-		-		-
Australia Pty Ltd	(43,229)	-		-		(43,229)
Impairment loss on Inforidge Co Ltd	-	(56,556)		-		(56,556)
Total other income (expenses)	231,147	(63,828)		-		167,319

LOSS FROM CONTINUING OPERATIONS BEFORE
MINORITY INTERESTS AND INCOME TAXES	(430,458)	(1,317,577)	(774,345)	(2,522,380)

MINORITY INTERESTS	103,583	-	-	103,583

LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	(534,041)	(1,317,577)	(774,345)	(2,625,963)

INCOME TAXES:
Current (benefit) provision	447,107	-	-	447,107
Deferred provision	(39,343)	-	-	(39,343)

NET LOSS FROM CONTINUING OPERATIONS	(941,805)	(1,317,577)	(774,345)	(3,033,727)

Loss from discontinued operations	(501,230)	-	-	(501,230)

NET LOSS	$(1,443,035)	$(1,317,577)	$(774,345)	$(3,534,957)

Per share of Common-
Basic net loss per share from continuing operations	$(0.01)			$(0.03)
Basic net loss per share from discontinued operations	(0.01)			(0.01)
Total basic net loss per share	$(0.02)			$(0.04)

Diluted net loss per share from continuing operations	$(0.01)			$(0.03)
Diluted net loss per share from discontinued operations	(0.01)			(0.01)
Total diluted net loss per share	$(0.02)			$(0.04)

Weighted average shares of common stock outstanding	75,914,127		15,000,000	90,914,127
Weighted average shares of common stock and common
equivalent shares outstanding	75,914,127		15,000,000	90,914,127